Execution Version
Exhibit 10.1

BOFA SECURITIES, INC. BANK OF AMERICA, N.A. One Bryant Park New York, NY 10036	CITIZENS BANK, N.A. 28 State Street Boston, MA 02109	MUFG 1221 Avenue of the Americas 6th Floor New York, NY 10020
SUNTRUST ROBINSON HUMPHREY, INC. TRUIST BANK 3333 Peachtree Rd. 10th Floor, South Tower Atlanta, GA 30326	WELLS FARGO SECURITIES, LLC WELLS FARGO BANK, N.A. 550 South Tryon Street Charlotte, NC 28202	BANK OF MONTREAL BMO CAPITAL MARKETS CORP. 3 Times Square New York, NY 10036
SANTANDER BANK, N.A. 75 State Street Boston, MA 02019	KEYBANK NATIONAL ASSOCIATION KEYBANC CAPITAL MARKETS INC. 127 Public Square Cleveland, OH 44114	REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK 615 South College Street Charlotte, NC 28202
DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, NY 10005		FIFTH THIRD BANK, NATIONAL ASSOCIATION 142 West 57th Street Suite 1600 New York, NY 10019

June 26, 2020
WEX Inc.
97 Darling Avenue
South Portland, ME 04106
Attention: Roberto Simon, Hilary A. Rapkin, Michael Thomas and Frank Douglass
Project Summit
Second Amended and Restated Commitment Letter
Ladies and Gentlemen:
WEX Inc. (“you” or the “Company”) has advised Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (or any of its designated affiliates, “BofA Securities”), Citizens Bank, N.A. (“Citizens”), MUFG (as defined below), SunTrust Robinson Humphrey, Inc. (“STRH”), Truist Bank (“Truist Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Wells Fargo Bank, N.A. (“Wells Fargo Bank”), Bank of Montreal (“Bank of Montreal”), BMO Capital Markets Corp. (“BMO”), Santander Bank, N.A. (“Santander”), KeyBank National Association (“KeyBank”), KeyBanc Capital Markets Inc. (“KBCM”), Regions Capital Markets, a division of Regions Bank (“Regions”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI”) and Fifth Third Bank, National Association (“Fifth Third” and, together with Bank of America, BofA Securities, Citizens, MUFG, STRH, Truist Bank, Wells Fargo Securities, Wells Fargo Bank, Bank of Montreal, BMO, Santander, KeyBank, KBCM, Regions, DBCI, DBNY and DBSI, the “Commitment Parties”, “we” or “us”) that you intend to acquire (the “Acquisition”) directly or indirectly, the target identified to us as “Everest” (the “Everest Target”) and the target identified to us as

“Olympus” (the “Olympus Target” and together with the Everest Target, the “Acquired Business”). The Acquisition will be effected through the acquisition of shares of each of the Olympus Target and the Everest Target. The Company, the Acquired Business and their respective subsidiaries are sometimes collectively referred to herein as the “Companies”. “MUFG” means MUFG Union Bank, N.A., MUFG Bank, Ltd., MUFG Securities Americas Inc. and/or any other affiliates or subsidiaries as they collectively deem appropriate to provide the services referred to herein.
You have also advised us that you intend to finance the Acquisition, the refinancing of the Revolving Credit Facility and the Term A-3 Loans (each as defined in the Existing Credit Agreement (as hereinafter defined)) to the extent that the Financial Covenant Amendment Trigger (as hereinafter defined) shall not have occurred (the “Backstop Refinancing”), the costs and expenses related to the Transaction (as hereinafter defined) and the ongoing working capital and other general corporate purposes of the Companies after consummation of the Acquisition from the following sources: (a) $2,496 million (as may be reduced as expressly provided below) in senior secured credit facilities of the Borrowers (as hereinafter defined) (collectively, the “Senior Credit Facilities”) comprised of (i) a term loan B facility of $1,676 million (as may be reduced as expressly provided below) (the “Term Loan Facility”), comprised of $752 million to fund the Transaction (the “Acquisition Term Loans”) and $924 million to be used to refinance the Term A-3 Loans to the extent that the Financial Covenant Amendment Trigger shall not have occurred (the “TLA Backstop Term Loans”), and (ii) to the extent that the Financial Covenant Amendment Trigger shall not have occurred, a revolving credit facility of $820.0 million (the “Revolving Credit Facility”), (b) an amount equal to $600 million in gross proceeds from the issuance and sale by the Company of senior secured notes (the “Notes”) or, if the Notes are not issued and sold on or prior to the date of consummation of the Acquisition, an amount equal to $600 million in senior secured bridge loans (the “Bridge Loans” and together with any Rollover Loans and Exchange Notes (each, as defined in Annex II-A hereto), the “Bridge Facility” and, collectively with the Senior Credit Facilities, the “Facilities”) made available to the Company as interim financing to the Permanent Securities (as defined in Annex II-A hereto) in each case of this clause (b), less the aggregate amount of gross proceeds of Permanent Securities received by the Company since the date of execution of this Commitment Letter, (c) the issuance of common stock (the “Equity Issuance”) of the Company as part of the consideration for the Acquisition in accordance with the Share Purchase Agreement, dated as of January 24, 2020, relating to the Acquisition among the Everest Target, the Olympus Target, Travelport Limited, Toro Private Holdings I, Ltd., the Everest Sellers named therein, the Olympus Sellers named therein (together with Travelport Limited, Toro Private Holdings I, Ltd. and the Everest Sellers, the “Sellers”) and WEX Inc. (the “Acquisition Agreement”) and (d) to the extent consummated, any Additional Equity Issuance (as defined herein). The Acquisition, the entering into and initial funding of the Facilities and all related transactions are hereinafter collectively referred to as the “Transaction”. The date of consummation of the Acquisition is referred to herein as the “Closing Date.”
You have also advised us that in connection with the Transaction, you have sought and obtained amendments to the Financial Covenants (as defined in the Existing Credit Agreement), as set forth in the Ninth Amendment to the Existing Credit Agreement, dated the date hereof (the “Financial Covenant Amendment”).
The parties hereto acknowledge and agree that this Second Amended and Restated Commitment Letter supersedes and replaces in all respects the Amended and Restated Commitment Letter (the “First A&R Commitment Letter”) dated as of February 10, 2020 (the “First A&R Signing Date”) by and among you and us, which in turn superseded and replaced in all respects the Commitment Letter (the “Original Commitment Letter”) dated as of January 24, 2020 (the “Original Signing Date”) by and among you, Bank of America and BofA Securities. However, the parties acknowledge and agree that, except to the extent contemplated hereby, this Commitment Letter does not constitute a novation or termination of your or our obligations or liabilities under the First A&R Commitment Letter or the Original Commitment Letter, as in effect prior to the date hereof.
1.Commitments. In connection with the foregoing, (a) Bank of America is pleased to advise you of its commitment to provide 100% of the Revolving Credit Facility and the TLA Backstop Loans (in such capacity, the “Backstop Lender”), (b)(i) Bank of America is pleased to advise you of its commitment to provide 40.0% of the Acquisition Term Loans, (ii) Citizens is pleased to advise you of its commitment to provide 10.5% of the Acquisition Term Loans, (iii) MUFG is pleased to advise you of its commitment to provide 10.5% of the Acquisition Term Loans, (iv) Truist Bank is pleased to advise you of its commitment to provide 9.5% of the Acquisition Term Loans, (v) Wells Fargo Bank is pleased to advise you of its commitment to provide 9.0% of the Acquisition Term Loans, (vi) Bank of Montreal is pleased to advise you of its commitment to provide 6.0% of the Acquisition Term Loans, (vii) Santander is pleased to advise you of its commitment to provide 6.0% of the Acquisition Term Loans, (viii) KeyBank is pleased to advise you of its commitment to provide 3.5% of the Acquisition Term Loans, (ix) Regions is pleased to advise you of its commitment to provide 2.0% of the Acquisition Term Loans, (x) DBNY is pleased to advise you of its commitment to provide 1.5% of the Acquisition Term Loans and (xi) Fifth Third is pleased to advise you of its commitment to provide 1.5% of the Acquisition Term Loans (each, in such capacity, an “Initial Senior Lender” and collectively, the “Initial Senior Lenders”), subject only to the satisfaction of the conditions set forth in paragraph 5 below, the conditions in the section entitled “Conditions Precedent to Closing and Initial Funding” in Annex I hereto and the conditions in Annex III hereto) (Annex I and Annex III, collectively, the “Senior Financing Summary of Terms”), (c)  each of BofA Securities, Citizens, MUFG, STRH, Wells Fargo Securities, BMO, Santander, KBCM, Regions, DBSI and Fifth Third are pleased to advise you of their willingness, and you hereby engage each of BofA Securities, Citizens, MUFG, STRH, Wells Fargo Securities, BMO, Santander, KBCM, Regions, DBSI and Fifth Third, to act as joint lead arrangers and joint bookrunning managers (each in such capacity, the “Senior Lead Arranger” and collectively, the “Senior Lead Arrangers”) for the Acquisition Term Loans, and in connection therewith to form a syndicate of lenders for the Acquisition Term Loans (collectively, the “Senior Lenders”) in consultation with you, (d)(i) Bank of America is pleased to advise you of its commitment to provide 40.0% of the Bridge Loans, (ii) Citizens is pleased to advise you of its commitment to provide 10.5% of the Bridge Loans, (iii) MUFG is pleased to advise you of its commitment to provide 10.5% of the Bridge Loans, (iv) Truist Bank is pleased to advise you of its commitment to provide 9.5% of the Bridge Loans, (v) Wells Fargo Bank is pleased to advise you of its commitment to provide 9.0% of the Bridge Loans, (vi) Bank of Montreal is pleased to advise you of its commitment to provide 6.0% of the Bridge Loans, (vii) Santander is pleased to advise you of its commitment to provide 6.0% of the Bridge Loans, (viii) KeyBank is pleased to advise you of its commitment to provide 3.5% of the Bridge Loans, (ix) Regions is pleased to advise you of its commitment to provide 2.0% of the Bridge Loans, (x) DBCI is pleased to advise you of its commitment to provide 1.5% of the Bridge Loans and (xi) Fifth Third is pleased to advise you of its commitment to provide 1.5% of the Bridge Loans (each in such capacity, an “Initial Bridge Lender” and collectively, the “Initial Bridge Lenders” and together with the Initial Senior Lenders, the “Initial Lenders”), subject only to the satisfaction of the conditions set forth in paragraph 5 below, the conditions in the section entitled “Conditions Precedent” in Annex II hereto and the conditions in Annex III hereto) (Annex II and Annex III, collectively, the “Bridge Summary of Terms” and, together with the Senior Financing Summary of Terms, the “Summaries of Terms” and, together with this letter agreement, the “Commitment Letter”), (e) Bank of America is pleased to advise you of its willingness to act as the sole and exclusive administrative agent (in such capacity, the “Bridge Administrative Agent” for the Bridge Facility and (f) each of BofA Securities, Citizens, MUFG, STRH, Wells Fargo Securities, BMO, Santander, KBCM, Regions, DBSI and Fifth Third are also pleased to advise you of their willingness, and you hereby engage each of BofA Securities, Citizens, MUFG, STRH, Wells Fargo Securities, BMO, Santander, KBCM, Regions, DBSI and Fifth Third, to act as joint lead arrangers and bookrunning managers (each in such capacity, a “Bridge Lead Arranger” and collectively, the “Bridge Lead Arrangers” and together with the Senior Lead Arrangers, the “Lead Arrangers”) for the Bridge Loans, and in connection therewith to form a syndicate of lenders for the Bridge Loans (collectively, the “Bridge Lenders” and, together with the Senior Lenders, the “Lenders”) in consultation with you. It is understood and agreed that BofA Securities will have “lead left” placement on all marketing materials relating to the Facilities and will perform the duties and exercise the authority customarily performed and exercised by them in such role, including acting as sole manager of the physical books. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summary of Terms.
You agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid to any Lender in order to obtain its commitment to participate in any of the Facilities unless you and we shall so agree.
Notwithstanding any provision of this Commitment Letter to the contrary, if (x) the Company, the Required Financial Covenant Lenders (as defined in the Existing Credit Agreement) and the Administrative Agent have executed a definitive amendment (the “Amendment Agreement”) with respect to the Financial Covenant Amendment (including as set forth the next paragraph) and all conditions precedent to the effectiveness of the Financial Covenant Amendment, other than the substantially concurrent consummation of the Acquisition and the payment of consent fees, have been satisfied (the “Financial Covenant Amendment Trigger”), (i) the commitments of the Backstop Lender hereunder with respect to the Revolving Credit Facility (but, for the avoidance of doubt, not under the Existing Credit Agreement) shall be automatically and permanently reduced to zero and (ii) the commitments of the Backstop Lender with respect to the TLA Backstop Term Loans shall be reduced to zero (this clause (x)(ii), the “TLA Backstop Commitment Reduction”) or (y) the Company issues common stock (or other equity on terms reasonably acceptable to the Commitment Parties) in addition to the Equity Issuance, the net cash proceeds of which are to be used as consideration for the Acquisition (any such issuance, an “Additional Equity Issuance”) (provided, that the Company may, at its option, elect to deem any such issuance of equity as an Additional Equity Issuance at such earlier time as the Company otherwise enters into a commitment letter or other definitive agreement to issue any such equity on or prior to the Closing Date), the commitments of the Initial Senior Lenders with respect to, at the option of the Company, the Acquisition Term Loans and/or the Bridge Facility, shall be reduced in an aggregate amount equal to the net cash proceeds actually received by the Company from such Additional Equity Issuance (any such reduction with respect to the Acquisition Term Loans, the “Acquisition Term Loan Commitment Reduction” and any such reduction with respect to the Bridge Facility, the “Bridge Commitment Reduction”). Each of the Company and the Backstop Lender acknowledges that as of the date hereof, the Financial Covenant Amendment Trigger has occurred and, as a result, the commitments of the Backstop Lender with respect to the Revolving Credit Facility (but, for the avoidance of doubt, not under the Existing Credit Agreement) and the TLA Backstop Term Loans have been reduced to zero as expressly contemplated above.
2.    Syndication. The Lead Arrangers intend to commence syndication of the Facilities promptly after your acceptance of the terms of this Commitment Letter and the Fee Letter related to the Facilities to one or more financial institutions selected by the Lead Arrangers in consultation with you (but in any event excluding any financial institutions identified in writing by you to the Lead Arrangers prior to the Original Signing Date (“Excluded Institutions”)) that are reasonably acceptable to you (with your consent not to be unreasonably withheld, conditioned or delayed); provided, however, that notwithstanding the Lead Arrangers’ right to syndicate the Facilities and receive commitments with respect thereto, (a) except as you otherwise agree, the Initial Lenders shall not be relieved, released or novated from their obligations hereunder (including the obligation to fund the Facilities on the Closing Date) in connection with any syndication, assignment or participation of the Facilities, including their commitments in respect thereof, until after the initial funding under the Facilities on the Closing Date has occurred, (b) no such syndication, assignment or novation shall become effective with respect to all or any portion of the Initial Lenders’ commitments in respect of the Facilities until the initial funding of the Facilities, and (c) unless you otherwise agree in writing, the Initial Lenders shall retain exclusive control over all rights with respect to their commitments hereunder with respect to consents, modifications, supplements, waivers and amendments, until the initial funding of the Facilities on the Closing Date has occurred; provided that, prior to the Closing Date, the Initial Bridge Lenders shall not assign any commitments under the Bridge Facility without your prior written consent if such assignment would result in the Initial Bridge Lenders jointly holding less than 51% of the aggregate principal amount of commitments under the Bridge Facility.
You agree to actively assist, and to use your commercially reasonable efforts to cause the Acquired Business to actively assist, the Lead Arrangers in achieving a syndication of each of the Facilities that is satisfactory to the Lead Arrangers. Such assistance shall include (a) your providing and causing your advisors to provide, and using your commercially reasonable efforts to cause the Acquired Business and its advisors to provide, the Lead Arrangers and the Lenders upon request with all customary information reasonably deemed necessary by the Lead Arrangers to complete such syndication, including, but not limited to, all customary projected financial information of the Companies, (b) your assistance in the preparation of one or more information memoranda with respect to the Facilities in form and substance customary for transactions of this type (each, an “Information Memorandum”) and other customary offering and marketing materials to be used in connection with the syndication of each Facility, (c) until the earlier of (x) 60 days after the Closing Date and (y) the Successful Syndication (as defined in the Fee Letter) of the Facilities (such date, the “Syndication Date”), your using your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships, (d) your using commercially reasonable efforts to obtain prior to the commencement of the Marketing Period (as hereinafter defined), monitored public corporate credit or family ratings (but not any specific rating or ratings) of the Company after giving effect to the Transaction and ratings of the Term Loan Facility, the Bridge Facility and the Notes from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”) (collectively, the “Ratings”), (e) prior to the Syndication Date, your ensuring, and with respect to the Acquired Business, using your commercially reasonable efforts to ensure, that there shall be no competing issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities by the Companies (other than (i) the Facilities, including Permanent Securities or other securities issued in lieu of or to refinance the Bridge Facility in whole or in part, (ii) any issuances of debt by WEX Bank in the ordinary course, (iii) overdraft lines, (iv) any unsecured notes issued to finance the Transaction other than as set forth in clause (i) above and/or refinance all or a portion of the Company’s 4.75% Senior Notes due 2023 (the “Additional Unsecured Notes”), (v) any accounts receivable securitization facilities of the Company or its subsidiaries and (vi) up to $760 million of borrowings of revolving loans under the Existing Credit Agreement to finance the Acquisition so long as the amount of the Acquisition Term Loans to be funded on the Closing Date is reduced on a dollar for dollar basis until such amount equals $0), including any renewals or refinancings of any existing debt or, in each case, that, in the reasonable judgment of the Majority Lead Arrangers (as defined in the Fee Letter, except that for purposes of this paragraph, the Majority Lead Arrangers must include BofA Securities), could reasonably be expected to materially and adversely affect the syndication of the Facilities without the prior written consent (not to be unreasonably withheld) of the Majority Lead Arrangers (it being understood that ordinary course working capital borrowings under the existing revolving credit facilities of the Companies and any debt permitted to be incurred under the Acquisition Agreement shall be permitted) and (f) prior to the Syndication Date, your otherwise assisting the Lead Arrangers in their syndication efforts, including by making your officers and advisors, and using your commercially reasonable efforts to make the officers and advisors of the Acquired Business, available from time to time to attend and make presentations regarding the business and prospects of the Companies and the Transaction at one or more meetings of prospective Lenders. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transaction to the contrary, any of the requirements above (including the obtaining of the Ratings referenced above, and the commencement or completion of any syndication of the Facilities) shall not constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date.
It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication of the Facilities in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein, in the Summaries of Terms and in the Fee Letter. It is further understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Facilities and in no event shall the commencement of successful completion of syndication of the Facilities constitute a condition to availability of the Facilities on the Closing Date.
The parties agree that prior to the commencement of any syndication of the Facilities, the Company and the Lead Arrangers will consult with each other in good faith as to the best permanent financing structure available to the Company given the market conditions at such time (it being understood that the Commitment Parties are not providing commitments with respect to any financing except as expressly set forth herein with respect to the Facilities).
3.    Information Requirements. You hereby represent, warrant and covenant (with respect to Information relating to the Acquired Business, to the best of your knowledge) that (a) all written information, other than Projections (as defined below) and other than information of a general or industry-specific nature, that has been or is hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives or by or on behalf of the Acquired Business or any of its representatives in connection with any aspect of the Transaction (including such information, to the best of your knowledge, relating to the Acquired Business) (the “Information”) is and will be, when furnished, correct in all material respects and does not and will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto) and (b) all financial projections concerning the Companies that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives or by or on behalf of the Acquired Business or its representatives (the “Projections”) (to the best of your knowledge, in the case of Projections provided by the Acquired Business) have been or will be prepared in good faith based upon reasonable assumptions at the time such Projections were made available to the Lead Arrangers (it being understood and agreed that the Projections are as to future events and are not to be viewed as facts or a guarantee of financial performance or achievement, that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that actual results may differ from the Projections and such differences may be material). You agree that if at any time prior to the Closing Date and, if requested by us, for such period thereafter as is necessary to complete the Successful Syndication of the Facilities any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct in all material respects at such time. In issuing this commitment and in arranging and syndicating the Facilities, the Commitment Parties are and will be using and relying on the Information and the Projections without independent verification thereof.
You acknowledge that (a) the Commitment Parties on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the Information, the Projections, the Summary of Terms and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined) (collectively, the “Information Materials”) on IntraLinks or another similar electronic system (the “Platform”) and (b) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Companies, their respective affiliates or any other entity, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders. It is understood and agreed that the Company will exclude MNPI from the Public Information Materials with respect to the Companies and the Acquisition.
Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom. In addition, (x) at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”; (y) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent (and its affiliates) shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
You agree that the Lead Arrangers on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (a) marketing term sheets and administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the terms of the Facilities and (c) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts (approved in writing by the Administrative Agent (or its affiliates)) and final versions of definitive documents with respect to the Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Lead Arrangers will not distribute such materials to Public Lenders without further discussions with you. You agree that Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

4.    Fees and Indemnities.
(a)    You agree to pay the fees set forth in the Fee Letter. You also agree to reimburse the Commitment Parties from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, as counsel to the Lead Arrangers and the Administrative Agents, and of any special and local counsel to the Lenders retained by the Lead Arrangers and due diligence expenses) incurred in connection with the Facilities, the syndication thereof, the preparation of the Credit Documentation therefor and the other transactions contemplated hereby, whether or not the Closing Date occurs or any Credit Documentation is executed and delivered or any extensions of credit are made under the Facilities. You acknowledge that certain Commitment Parties may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.
(b)    You also agree to indemnify and hold harmless each of the Commitment Parties, each other Lender and each of their affiliates, successors and assigns and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof (in all cases, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability or expense (i) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (A) such Indemnified Party’s gross negligence or willful misconduct or (B) a material breach by such Indemnified Party of its obligations under this Commitment Letter or (ii) arises from a proceeding by an Indemnified Party against an Indemnified Party (other than an action (X) involving alleged conduct by you or any of your affiliates or (Y) against an arranger or administrative agent in its capacity as such). In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party or any other person, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you, the Acquired Business or your or its subsidiaries or affiliates or to your or their respective equity holders or creditors or any other person arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. It is further agreed that the Commitment Parties shall only have liability to you (as opposed to any other person), and that the Commitment Parties shall be severally liable solely in respect of their respective commitments to the Facilities, on a several, and not joint, basis with any other Lender. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. You shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.
5.    Conditions to Financing. The commitments of the Initial Lenders in respect of the Facilities and the undertaking of the Lead Arrangers to provide the services described herein are subject solely to the satisfaction (or waiver by the Commitment Parties) of each of the following conditions precedent: (a) you shall have accepted the separate second amended and restated fee letter addressed to you dated the date hereof from the Commitment Parties (the “Fee Letter”) as provided therein for the Facilities; (b) the execution and delivery by the Borrowers and the Guarantors (provided that Guarantors that relate to the Acquired Business shall only be required to execute and deliver any documentation substantially simultaneously with the consummation of the Acquisition) of definitive documentation with respect to each Facility, which shall (i) be consistent with this Commitment Letter and the Fee Letter, (ii) be subject in all respects to the Funds Certain Provisions (as defined below) and (iii) give effect to the Senior Facilities Documentation Standard (as defined in Annex I) and the Bridge Documentation Standard (as defined in Annex II) (the “Credit Documentation”), as applicable; and (c) the satisfaction of each of the conditions set forth in Annex III hereto; and upon satisfaction (or waiver by the Commitment Parties) of such conditions, the initial funding of the Facilities shall occur.
Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary, (i) without limiting clause (ii) below, the only representations relating to the Acquired Business, its subsidiaries and its businesses the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be the representations made by or with respect to the Acquired Business and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement (as hereinafter defined), as a result of a breach of such representations in the Acquisition Agreement (to such extent, the “Acquisition Agreement Representations”) and (ii) the only representations made by the Borrowers and the Guarantors the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be the Specified Representations (as hereinafter defined). For purposes hereof, “Specified Representations” means the representations and warranties of the Borrowers set forth in Sections 5.01(a), 5.01(b)(ii), 5.02 (other than clauses (b) and (c) thereof), 5.04, 5.14, 5.20(a), 5.23(a) and 5.24 (solely with respect to the use of proceeds on the Closing Date), in each case, of the Existing Credit Agreement (it being understood that any applicable requirements of Section 6.13 of the Existing Credit Agreement shall be required to be complied with substantially concurrently with the consummation of the Acquisition on the Closing Date with respect to subsidiaries organized in, or collateral located in, the United States that are a part of the Acquired Business; provided that to the extent any security interest in the intended collateral for the Senior Credit Facilities (other than any collateral the security interest in which may be perfected by the filing of a UCC financing statement in the applicable UCC filing office or the delivery of certificates evidencing equity interests in material domestic wholly owned subsidiaries of the Acquired Business (except for any such subsidiaries of the Acquired Business with respect to which the Company has not received such certificates from the Acquired Business after use of commercially reasonable efforts to obtain such certificates)) is not provided on the Closing Date after your use of commercially reasonable efforts to do so without undue burden or expense, the provision of such perfected security interest(s) shall not constitute a condition precedent to the availability of the Senior Credit Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to any applicable requirements of Section 6.13 of the Existing Credit Agreement). To the extent any security interest in the intended collateral for the Bridge Facility is not provided on the Closing Date after your use of commercially reasonable efforts to do so without undue burden or expense, the provision of such perfected security interest(s) shall not constitute a condition precedent to the availability of the Bridge Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed between the Company and the Bridge Administrative Agent. The provisions of this paragraph are referred to herein as the “Funds Certain Provisions”.
6.    Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and may not be disclosed in whole or in part to any person or entity without the prior written consent of the Commitment Parties except (i) this Commitment Letter and the Fee Letter may be disclosed (A) on a confidential basis to your directors, officers, employees, accountants, attorneys and other representatives and professional advisors who need to know such information in connection with the Transaction and are informed of the confidential nature of such information, (B) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or stock exchange requirement or compulsory legal process (in which case you agree to inform the Commitment Parties promptly thereof prior to such disclosure to the extent permitted by applicable law), and (C) on a confidential basis to the directors, officers, employees, accountants, attorneys and other representatives and professional advisors of the Sellers and the Acquired Business; provided that the Fee Letter is redacted in a manner reasonably satisfactory to the Commitment Parties, (ii) Annex I and Annex II and the existence of this Commitment Letter and the Fee Letter (but not the contents of the Commitment Letter and the Fee Letter) may be disclosed to Moody’s, S&P and any other rating agency on a confidential basis, (iii) the aggregate amount of the fees (including upfront fees and original issue discount) payable under the Fee Letter and otherwise in connection with the Transaction may be disclosed as part of generic disclosure regarding sources and uses for closing of the Transaction (but without disclosing any specific fees, market flex or other economic terms set forth therein or to whom such fees or other amounts are owed), (iv) the Commitment Letter and the Fee Letter may be disclosed on a confidential basis to your auditors for customary accounting purposes, including accounting for deferred financing costs, (v) you may disclose the Commitment Letter (but not the Fee Letter) and its contents in any information memorandum or syndication distribution, as well as in any proxy statement or other public filing relating to the Acquisition or the Facilities, and (vi) the Commitment Letter and Fee Letter may be disclosed to a court, tribunal or any other applicable administrative agency or judicial authority in connection with the enforcement of your rights hereunder (in which case you agree to inform the Commitment Parties promptly thereof prior to such disclosure to the extent permitted by applicable law).
The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this letter agreement and otherwise in connection with the Transactions and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Commitment Parties from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties agree to inform you promptly thereof to the extent not prohibited by law, rule or regulation), (ii) upon the request or demand of any regulatory or self-regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by the Commitment Parties, (iv) to the Commitment Parties’ affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is received by the Commitment Parties from a third party that is not to the Commitment Parties’ knowledge subject to confidentiality obligations to you, (vii) to the extent that such information is independently developed by the Commitment Parties, (viii) to potential Lenders, participants, assignees or any direct or indirect contractual counterparties to any swap or derivative transaction relating to you or your obligations under the Facilities, in each case, who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to you and each Commitment Party, including as may be agreed in any confidential information memorandum or other marketing material), (ix) to Moody’s and S&P and to Bloomberg, LSTA and similar market data collectors with respect to the syndicated lending industry; provided that such information is limited to Annex I and Annex II and is supplied only on a confidential basis or (x) with your prior written consent. This paragraph shall terminate on the earlier of (a) the initial funding under the Facilities and (b) the second anniversary of the Original Signing Date.
You acknowledge that the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to the Companies and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer.
In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that (i) the Facilities and any related arranging or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (iv) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Commitment Parties has been, is, and will be acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party, (v) the Commitment Parties have not assumed and will not assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Commitment Parties has advised or is currently advising you or your affiliates on other matters) and the Commitment Parties have no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and (vi) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Commitment Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “U.S.A. Patriot Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each of them is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of such persons and other information that will allow the Commitment Parties, as applicable, to identify such persons in accordance with the U.S.A. Patriot Act and the Beneficial Ownership Regulation.
7.    Survival of Obligations. The provisions of Sections 2, 3, 4, 6 (except as provided in Section 6) and 8 shall remain in full force and effect regardless of whether any Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of the Commitment Parties hereunder, except that the provisions of paragraphs 2 and 3 shall not survive if the commitments and undertakings of the Commitment Parties are terminated prior to the effectiveness of the Facilities.
8.    Miscellaneous. This Commitment Letter and the Fee Letter may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter or the Fee Letter.
This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York; provided that (a) the interpretation of “Material Adverse Effect”, and the determination whether a Material Adverse Effect has occurred, (b) the determination whether the Acquisition has been consummated in all material respects in accordance with the terms of the Acquisition Agreement and (c) the determination of whether as a result of any inaccuracy of any Acquisition Agreement Representation you have the right to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, shall, in each case, be governed by and construed in accordance with English law without giving effect to any choice or conflict of law provision or rule (whether of England or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than England. Each party hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of the Commitment Parties in the negotiation, performance or enforcement hereof. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter, the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.
No party has been authorized by the Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter. Neither this Commitment Letter (including the attachments hereto) nor the Fee Letter may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.
This Commitment Letter may not be assigned by you without our prior written consent (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties).
Please indicate your acceptance of the terms of the Facilities set forth in this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 11:59 p.m. (New York City time) on June 26, 2020, whereupon the undertakings of the parties with respect to the Facilities shall become effective to the extent and in the manner provided hereby. This offer shall terminate with respect to the Facilities if not so accepted by you at or prior to that time. Thereafter, all accepted commitments and undertakings of the Commitment Parties hereunder will expire on the earliest of (a) 11:59 p.m. (New York City time) on the date that is two business days following the Outside Date (as defined in the Acquisition Agreement as in effect on January 24, 2020), (b) the closing of the Acquisition without the use of the Facilities and (c) the termination of the Acquisition Agreement in accordance with its terms (such earliest date, the “Termination Date”). In addition, the commitments of the Commitment Parties shall be terminated or reduced as expressly provided in accordance with the terms of the third paragraph of Section 1 above. You may terminate or reduce the commitments of the Initial Lenders under this Commitment Letter (in whole or in part at any time and from time to time) in respect of the Term Loan Facility (solely with respect to the Acquisition Term Loans) and/or the Bridge Facility; provided that any such commitment termination or reduction will reduce the commitments of each Initial Lender in respect of the Term Loan Facility and/or Bridge Facility, as applicable, on a pro rata basis.
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We are pleased to have the opportunity to work with you in connection with this important financing.
Very truly yours,
BANK OF AMERICA, N.A.

By:	/s/ Jeff Piercy Name: Jeff Piercy Title: Director
BOFA SECURITIES, INC.

By:	/s/ Jeff Piercy Name: Jeff Piercy Title: Director

Signature Page to Project Summit Commitment Letter

CITIZENS BANK, N.A.

By:    /s/ Drew Galloway
Name: Drew Galloway
Title: Vice President

Signature Page to Project Summit Commitment Letter

MUFG BANK, LTD.

By:    /s/ James Gorman
Name: James Gorman
Title: Managing Director

Signature Page to Project Summit Commitment Letter

SUNTRUST ROBINSON HUMPHREY, INC.

By:    /s/ Tim O’Leary
Name: Tim O’Leary
Title:    Managing Director

TRUIST BANK

By:    /s/ Brian M. Lewis
Name: Brian M. Lewis
Title:    Managing Director

Signature Page to Project Summit Commitment Letter

WELLS FARGO SECURITIES, LLC

By:    /s/ Mitch Williams
Name: Mitch Williams
Title: Vice President

WELLS FARGO BANK, N.A.

By:    s/ Nathan Paouncic
Name: Nathan Paouncic
Title:    Vice President

Signature Page to Project Summit Commitment Letter

BANK OF MONTREAL

By:    /s/ David Lynch
Name: David Lynch
Title:    Managing Director

BMO CAPITAL MARKETS CORP.

By:    /s/ David Lynch
Name: Dave Lynch
Title:    Managing Director

Signature Page to Project Summit Commitment Letter

SANTANDER BANK, N.A.

By:    /s/ David Swoyer
Name: David Swoyer
Title:    Executive Director, Middle Market

Signature Page to Project Summit Commitment Letter

KEYBANK NATIONAL ASSOCIATION

By:    /s/ Robert Levy
Name:    Robert Levy
Title:    Director

KEYBANC CAPITAL MARKETS INC.

By:    /s/ Robert Levy
Name:    Robert Levy
Title:    Director

Signature Page to Project Summit Commitment Letter

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK

By:    /s/ Russ Fallis
Name:    Russ Fallis
Title:    Managing Director

Signature Page to Project Summit Commitment Letter

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:    /s/ Celine Catherine
Name:    Celine Catherine
Title:    Managing Director

By:    /s/ Joseph Devine
Name:    Joseph Devine
Title:    Director

DEUTSCHE BANK SECURITIES INC.

By:    /s/ Celine Catherine
Name:    Celine Catherine
Title:    Managing Director

By:    /s/ Joseph Devine
Name:    Joseph Devine
Title:    Director

Signature Page to Project Summit Commitment Letter

DEUTSCHE BANK AG NEW YORK BRANCH

By:    /s/ Sandeep Desal
Name:    Sandeep Desal
Title:    Managing Director

By:    /s/ Joseph Devine
Name:    Joseph Devine
Title:    Director

Signature Page to Project Summit Commitment Letter

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:    /s/ Lydia Altman
Name:    Lydia Altman
Title:    Senior Vice President

Signature Page to Project Summit Commitment Letter

Accepted and agreed to as of the date
first written above:
WEX INC.

By:	/s/ Michael Thomas Name: Michael Thomas Title: Vice President and Treasurer

Signature Page to Project Summit Commitment Letter

ANNEX I
SUMMARY OF TERMS AND CONDITIONS
SENIOR CREDIT FACILITIES
Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached.

Borrowers:
WEX Inc., a Delaware corporation (the “Company”) and, with respect to the Revolving Credit Facility, WEX International Holdings and any other subsidiary of the Company appointed as a Designated Borrower (as defined in the Existing Credit Agreement (collectively, the “Borrowers”).

Guarantors:	Same as the Existing Credit Agreement.
Senior Administrative and

Collateral Agent:	Bank of America, N.A. (“Bank of America”) will continue to act as sole and exclusive administrative and collateral agent for the Lenders (the “Senior Administrative Agent”).

Joint Lead Arrangers
and Bookrunning

Managers:
BofA Securities, Inc. (or any of its affiliates) (“BofA Securities”), Citizens Bank, N.A. (“Citizens”), MUFG (as defined below), SunTrust Robinson Humphrey, Inc. (“STRH”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), BMO Capital Markets Corp. (“BMO”), Santander Bank, N.A. (“Santander”), KeyBanc Capital Markets Inc. (“KBCM”), Regions Capital Markets, a division of Regions Bank (“Regions”), Deutsche Bank Securities Inc. (“DBSI”) and Fifth Third Bank, National Association (“Fifth Third”) will act as joint lead arrangers and joint bookrunning managers for the Acquisition Term Loans (the “Senior Lead Arrangers”). “MUFG” means MUFG Union Bank, N.A., MUFG Bank, Ltd., MUFG Securities Americas Inc. and/or any other affiliates or subsidiaries as they collectively deem appropriate to provide the services referred to herein.

Senior Lenders:
Banks, financial institutions and institutional lenders selected by the Senior Lead Arrangers in consultation with the Company (excluding the Excluded Institutions) and that are reasonably acceptable to the Company (with the Company’s consent not to be unreasonably withheld, conditioned or delayed) and, after the initial funding of the Senior Credit Facilities, subject to the restrictions set forth in the Assignments and Participations section below (the “Senior Lenders”).

Existing Credit Agreement:
Credit Agreement, dated as of July 1, 2016 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”), among the Company, certain subsidiaries of the Company, as borrowers or guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto.

Annex I-1

Facilities:	An aggregate principal amount of $2,496 million will be available through the following facilities:
Term Loan Facility: a $1,676 million (as may be reduced by the TLA Backstop Commitment Reduction and/or the Acquisition Term Loan Commitment Reduction) term loan B facility incurred pursuant to Section 2.17 and Section 2.18 of the Existing Credit Agreement in the form of a new class of term loans, all of which will be drawn on the Closing Date (the “Term Loan Facility”). The Term Loan Facility will be available in U.S. Dollars. As of the date hereof, the TLA Backstop Commitment Reduction has occurred in accordance with its terms.
Revolving Credit Facility: to the extent that the Financial Covenant Amendment Trigger shall not have occurred, a $820.0 million revolving credit facility (the “Revolving Credit Facility”), pursuant to Section 2.18 of the Existing Credit Agreement as Refinancing Revolving Credit Commitments (as defined in the Existing Credit Agreement) to replace all outstanding revolving commitments under the Existing Credit Agreement, available from time to time on or after the Closing Date until the Revolving Maturity Date (as defined below), and to include a committed sublimit of $250.0 million for the issuance of standby and commercial letters of credit (each, a “Letter of Credit”) and a sublimit for swingline loans (each, a “Swingline Loan”). Letters of Credit will be initially issued by Bank of America (in such capacity, the “Issuing Bank”), and each of the Lenders under the Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit and each Swingline Loan. Letters of Credit may be issued on the Closing Date in order to backstop, roll over or replace letters of credit outstanding under the Existing Credit Agreement. The Revolving Credit Facility will be available in U.S. Dollars and in “Alternative Currencies” (as defined in the Existing Credit Agreement). As of the date hereof, the Financial Covenant Trigger has occurred in accordance with its terms and, as a result, the commitments of the Backstop Lender with respect to the Revolving Credit Facility (but, for the avoidance of doubt, not under the Existing Credit Agreement) have been reduced to zero.

Swingline Option:	Same as the Existing Credit Agreement, Bank of America, N.A., in its capacity as the swingline lender, may make Swingline Loans available on a same day basis.

Purpose:
The proceeds of the borrowings under the Senior Credit Facilities on the Closing Date, together with, the Equity Issuance, the Additional Equity Issuance, if any, and any proceeds of the Bridge Facility or Permanent Securities, shall be used (i) to finance in part the Acquisition, (ii) to consummate the Backstop Refinancing (if applicable) and (iii) to pay fees and expenses incurred in connection with the Transaction; provided that up to $760.0 million in the aggregate of borrowings under the Revolving Credit Facility (as defined in the Existing Credit Agreement), proceeds from the aggregate principal amount of Notes and Permanent

Annex I-2

Securities in excess of $600.0 million issued to finance the Acquisition and cash on hand may be used on the Closing Date to finance the Acquisition, so long as the amount of Acquisition Term Loans to be funded on the Closing Date is reduced on a dollar for dollar basis until such amount equals $0. In addition to the foregoing, the proceeds of the Revolving Credit Facility shall be used to provide ongoing working capital, to finance acquisitions, restricted payments, to refinance indebtedness and for other general corporate purposes of the Company and its subsidiaries.

Interest Rates:
The interest rates per annum (calculated on a 360-day basis) applicable to the Senior Credit Facilities will be, at the option of the applicable Borrower (i) LIBOR plus the Applicable Margin (as hereinafter defined) or (ii) the Base Rate plus the Applicable Margin. The “Applicable Margin” means (a) with respect to the Revolving Credit Facility, initially 3.50% per annum, in the case of LIBOR advances, and 2.50% per annum, in the case of Base Rate advances, and (b) with respect to the Term Loan Facility, 2.50% per annum, in the case of LIBOR advances, and 1.50% per annum, in the case of Base Rate advances. From and after delivery of the financial statements for the first full fiscal quarter following the Closing Date, the Applicable Margins with respect to the Revolving Credit Facility will be subject to adjustment based on the grid set forth below:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Base Rate Loans	Eurocurrency Rate Loans (Letters of Credit)	Commitment Fee
1	< 3.00 to 1.00	1.50%	2.50%	0.30%
2	≥ 3.00 to 1.00 and < 4.00 to 1.00	2.00%	3.00%	0.40%
3	≥ 4.00 to 1.00	2.50%	3.50%	0.50%

Each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate loans under the Revolving Credit Facility.
The applicable Borrower may select interest periods of one week, one, two, three or six months (and, if agreed to by all relevant Lenders, twelve months or less) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.
“LIBOR” and “Base Rate” will have meanings given to the terms “Eurocurrency Rate” and “Base Rate” in the Existing Credit Agreement.
Immediately upon the occurrence of any principal payment or bankruptcy event of default or upon the request of the required lenders during the continuance of any other event

Annex I-3

of default, interest will accrue on the outstanding obligations under the Senior Credit Facilities at the Default Rate (as defined in the Existing Credit Agreement).

Commitment Fee:
A commitment fee of, initially, 0.50% per annum shall be payable on the actual daily unused portions of the Revolving Credit Facility, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments under the Revolving Credit Facility. From and after delivery of the financial statements for the first full fiscal quarter following the Closing Date, the commitment fee will be subject to adjustment based on the grid set forth above. Swingline Loans will not be considered utilization of the Revolving Credit Facility for purposes of this calculation. No commitment fee shall be paid to any defaulting lender.

Calculation of Interest

and Fees:	Same as the Existing Credit Agreement.

Cost and Yield Protection:	Same as the Existing Credit Agreement.

Tax Gross-Up:	Same as the Existing Credit Agreement.

Letter of Credit Fees:
Letter of Credit fees equal to the Applicable Margin from time to time on LIBOR advances under the Revolving Credit Facility on a per annum basis will be payable quarterly in arrears and shared proportionately by the Lenders under the Revolving Credit Facility. In addition, a fronting fee equal to 12.5 basis points per annum will be payable to the Issuing Bank for its own account, as well as customary issuance and documentary fees. Both the Letter of Credit fees and the fronting fees will be calculated on the amount available to be drawn under each outstanding Letter of Credit.

Maturity:	Term Loan Facility: 7 years after the Closing Date.
Revolving Credit Facility: The Revolving Maturity Date (as defined in the Existing Credit Agreement).

Incremental Facilities:
Same as the Existing Credit Agreement; provided that in the case of an incremental term facility (i) the maturity date applicable to such incremental term facility shall be on or after the maturity date of the Term Loan Facility (and the weighted average life shall be no shorter than the weighted average life of the Term Loan Facility) and (ii) in the event that the all-in yield for such incremental term facility is greater than the all-in yield for the Term Loan Facility by more than 0.50%, the Applicable Margin for the Term Loan Facility shall be increased to the extent necessary so that the all-in yield for such incremental term facility is not more than 0.50% higher than the all-in yield for the Term Loan Facility.

Refinancing Facilities:	Same as the Existing Credit Agreement.

Annex I-4

Documentation

Standard:
The Credit Documentation for the Senior Credit Facilities shall be in the form of an amendment to the Existing Credit Agreement pursuant to Section 2.17 of the Existing Credit Agreement (in the case of the Acquisition Term Loans) and Section 2.18 of the Existing Credit Agreement (in the case of the TLA Backstop Term Loans and the Revolving Credit Facility) and shall otherwise be consistent with the Existing Credit Agreement except as set forth herein (collectively, the “Senior Facilities Documentation Standard”).

Scheduled Amortization:
Term Loan Facility: The Term Loan Facility will be subject to quarterly amortization of principal in aggregate annual amounts equal to 1.00% of the original aggregate principal amount of the Term Loan Facility, with the balance payable at final maturity of the Term Loan Facility.

Revolving Credit Facility: None.

Mandatory Prepayments:	Same as the Existing Credit Agreement.
Optional Prepayments and

Commitment Reductions:
The Senior Credit Facilities may be prepaid at any time in whole or in part without premium or penalty, upon written notice, at the option of the applicable Borrower, except (x) that any prepayment of LIBOR advances other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom and (y) as set forth in “Repayment Premium” below. Each optional prepayment of the Term Loan Facility shall be applied as directed by the Company. The unutilized portion of any commitment under the Senior Credit Facilities may be reduced permanently or terminated by the Company at any time without penalty.

Repayment Premium:
In the event that all or any portion of the Term Loan Facility is subject to a Repricing Transaction (as defined in the Existing Credit Agreement) occurring on or prior to the date that is six months following the Closing Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Term Loan Facility held by any Lender is repaid, prepaid, refinanced or replaced pursuant to a “yank-a-bank” or similar provision in the Credit Documentation as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment in connection with a Repricing Transaction, such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced. For the avoidance of doubt, in no event shall the application of proceeds of an equity issuance be deemed a Repricing Transaction.

Security:	Same as the Existing Credit Agreement.
Conditions Precedent

Annex I-5

to Closing and Initial

Funding:
Any conditions to the availability of the initial borrowing and other extensions of credit under the Senior Credit Facilities on the Closing Date will be limited to those conditions specified in paragraph 5 of the Commitment Letter.

Conditions Precedent to
Each Borrowing Under the
Revolving Credit Facility

After the Closing Date:	Same as the Existing Credit Agreement.

Representations and

Warranties:
Same as the Existing Credit Agreement. Notwithstanding anything herein to the contrary, during the period from the Closing Date until the date that is 30 days after the Closing Date (the “Clean-Up Period”), any breach of a representation or warranty (other than a Specified Representation) arising solely by reason of any matter or circumstance relating to the Acquired Business and its subsidiaries will be deemed not to be a breach of a representation or warranty if, and for so long as, the circumstances giving rise to the relevant breach of representation or warranty: (a) are capable of being remedied within the Clean-Up Period and the Company and its subsidiaries are taking appropriate steps to remedy such breach, (b) do not have and would not be reasonably likely to have a Material Adverse Effect and (c) were not procured by or approved by the Company or any of its subsidiaries immediately prior to the Closing Date.

Covenants:	Same as the Existing Credit Agreement, except that Section 7.11 of the Existing Credit Agreement shall, to the extent applicable, be amended consistent with the Financial Covenant Amendment.

Events of Default:
Same as the Existing Credit Agreement, it being understood that with respect to the financial covenants applicable to the Revolving Credit Facility, a breach shall only result in an event of default with respect to the Term Loan Facility upon the Lenders under the Revolving Credit Facility having terminated the commitments under the Revolving Credit Facility and accelerating any loans thereunder then outstanding.

Assignments and

Participations:	Same as the Existing Credit Agreement.

Waivers and Amendments:	Same as the Existing Credit Agreement.

Indemnification:	Same as the Existing Credit Agreement.

Governing Law:	New York.

Expenses:	Same as the Existing Credit Agreement.
Counsel to the Senior

Annex I-6

Lead Arrangers and
the Senior Administrative

Agent:	Cahill Gordon & Reindel LLP.

Annex I-7

ANNEX II-A
SUMMARY OF TERMS AND CONDITIONS
BRIDGE FACILITY
Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-A is attached.

Borrower:	The Company.

Guarantors:	Same as the Senior Credit Facilities; provided that no foreign subsidiaries of the Company shall be Guarantors under the Bridge Facility.

Bridge Administrative Agent:	Bank of America, N.A. or an affiliate thereof will act as sole and exclusive administrative agent for the Bridge Lenders (the “Bridge Administrative Agent”).
Joint Lead Arrangers and

Bookrunning Managers:
BofA Securities, Inc. (or any of its affiliates) (“BofA Securities”), Citizens Bank, N.A. (“Citizens”), MUFG (as defined below), SunTrust Robinson Humphrey, Inc. (“STRH”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), BMO Capital Markets Corp. (“BMO”), Santander Bank, N.A. (“Santander”), KeyBanc Capital Markets Inc. (“KBCM”), Regions Capital Markets, a division of Regions Bank (“Regions”) and Deutsche Bank Securities Inc. (“DBSI”) and Fifth Third Bank, National Association (“Fifth Third”) will act as joint lead arrangers and joint bookrunning managers for the Bridge Loans (the “Bridge Lead Arrangers”). “MUFG” means MUFG Union Bank, N.A., MUFG Bank, Ltd., MUFG Securities Americas Inc. and/or any other affiliates or subsidiaries as they collectively deem appropriate to provide the services referred to herein.

Bridge Lenders:
Banks, financial institutions and institutional lenders selected by the Bridge Lead Arrangers in consultation with the Borrower (excluding the Excluded Institutions) and that are reasonably acceptable to the Borrower (with the Borrower’s consent not to be unreasonably withheld, conditioned or delayed) and, after the initial funding of the Bridge Facility, subject to the restrictions set forth in the Assignments and Participations section below (the “Bridge Lenders”).

Bridge Loans:
An amount equal to $600.0 million (as may be reduced by the Bridge Commitment Reduction) of senior secured bridge loans (the “Bridge Loans”), less the aggregate amount of gross proceeds of (a) any Notes or (b) without duplication, any other debt securities of the Borrower issued on or prior to the Closing Date to finance the Acquisition and designated in writing by the Borrower as “Permanent Securities” (collectively, “Permanent Securities”). The Bridge Loans will be available to the Borrower in one drawing upon consummation of the Acquisition.

Annex II-A-1

Ranking:
The Bridge Loans will be senior secured obligations of the Borrower and rank pari passu in right of payment with or senior to all other obligations of the Borrower. The guarantees will be senior secured obligations of each Guarantor and rank pari passu in right of payment with or senior to all other obligations of such Guarantor.

Security:
Subject to the Funds Certain Provisions, the Bridge Facility shall be secured on a pari passu basis with the Senior Credit Facilities (if applicable) and the Existing Credit Agreement with respect to the collateral held by the Borrower and the Guarantors under the Bridge Facility. The lien priority, relative rights and other creditors’ rights issues in respect of the Senior Credit Facilities (if applicable), the Existing Credit Agreement and the Bridge Facility will be set forth in a intercreditor agreement substantially in the form of the attached as Annex IV.

Purpose:
The proceeds of the Bridge Loans, together with borrowings under the Senior Credit Facilities on the Closing Date, the Equity Issuance, and the Additional Equity Issuance, if any, shall be used (i) to finance in part the Acquisition, (ii) to consummate the Backstop Refinancing (if applicable) and (iii) to pay fees and expenses incurred in connection with the Transaction.

Interest Rate:	Interest shall be payable quarterly in arrears at a rate per annum equal to three-month LIBOR plus the Applicable Margin.
“Applicable Margin” shall initially be 500 basis points, and will increase by an additional 50 basis points at the end of each subsequent three-month period for as long as the Bridge Loans are outstanding; provided that the interest rate shall not exceed the Total Cap (as defined in the Fee Letter).
“LIBOR” shall be deemed to be not less than 1.00% per annum.
Immediately upon the occurrence of any principal payment or bankruptcy event of default or upon the request of the required lenders during the continuance of any other event of default, interest will accrue (i) on the principal of the any loan at a rate of 200 basis points in excess of the rate otherwise applicable to such loan and (ii) on any other outstanding amount at a rate of 200 basis points in excess of the non-default interest rate then applicable to the Bridge Loans, and will be payable on demand.
All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:	Consistent with the Bridge Documentation Standard.

Amortization:	None.

Annex II-A-2

Optional Prepayments:
The Bridge Loans may be prepaid prior to the first anniversary of the Closing Date (the “Rollover Date”), without premium or penalty, in whole or in part, upon written notice, at the option of the Borrower, at any time, together with accrued interest to the prepayment date.

Mandatory Prepayments:
The Borrower shall prepay the Bridge Loans without premium or penalty together with accrued interest to the prepayment or purchase date, with (a) subject to customary exceptions and thresholds consistent with the Existing Credit Agreement, all the net cash proceeds by the Borrower or any of its subsidiaries from any disposition of assets outside the ordinary course of business or casualty event by the Borrower or any of its subsidiaries, in each case, to the extent such proceeds are not reinvested (or committed to be reinvested) in assets useful in the business of the Borrower or any of its subsidiaries within twelve months of the date of such disposition or casualty event and, if so committed to be reinvested, reinvested no later than 180 days after the end of such twelve month period, (b) all net cash proceeds from the issuance or incurrence after the Closing Date of any Take-Out Financing (as defined in the Fee Letter) or any qualifying refinancing indebtedness and (c) all net cash proceeds from any issuance of equity interests by the Borrower, subject to exceptions to be agreed. The Borrower’s obligation to prepay Bridge Loans and purchase Exchange Notes shall be deemed to be satisfied with respect to clause (a) above on a dollar-for-dollar basis to the extent of amounts applied to (i) repay loans under the Existing Credit Agreement (including the Term Loan Facility), and in the case of the revolving credit facility, to the extent accompanied by a permanent reduction in commitments thereunder and (ii) prepay Bridge Loans or purchase Exchange Notes, as applicable, on a pro rata basis.

Change of Control:
In the event of a Change of Control (to be defined as in the Existing Credit Agreement), each Bridge Lender will have the right to require the Borrower, and the Borrower must offer, to prepay the outstanding principal amount of the Bridge Loans at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment.

Conversion into Rollover

Loans:
If the Bridge Loans have not been previously prepaid in full for cash on or prior to the Rollover Date, the principal amount of the Bridge Loans outstanding on the Rollover Date may, subject to the conditions precedent set forth in Annex II-B, be converted into senior secured rollover loans with a maturity of 6 years from the Closing Date and otherwise having the terms set forth in Annex II-B (the “Rollover Loans”). Any Bridge Loans not converted into Rollover Loans shall be repaid in full on the Rollover Date.

Annex II-A-3

Exchange into

Exchange Notes:
Each Bridge Lender that is (or will immediately transfer its Exchange Notes to) an Eligible Holder (as defined in Annex II-C) will have the right, at any time on or after the Rollover Date, to exchange Rollover Loans held by it for senior secured exchange notes of the Borrower having the terms set forth in Annex II-C (the “Exchange Notes”). Notwithstanding the foregoing, the Borrower will not be required to exchange Rollover Loans for Exchange Notes unless at least $100 million of Exchange Notes would be outstanding immediately after such exchange. The Exchange Notes shall not be subject to any registration rights and shall be “Rule 144A for life”.

Bridge Loan Documentation

Standard:
The Credit Documentation for the Bridge Facility (i) shall be negotiated in good faith and be substantially identical to the Existing Credit Agreement and Collateral Documents (as defined in the Existing Credit Agreement) to the extent applicable, in each case with appropriate modifications to reflect the structure of the Bridge Facility, (ii) shall contain only the terms and conditions set forth in this Summary of Term and Conditions and other terms and provisions to be mutually agreed upon, the definitive terms of which will be negotiated in good faith, (iii) shall reflect the operational and strategic requirements of the Borrower and its respective subsidiaries in light of their size, industries and practices, (iv) shall be consistent with the proposed business plan and financial model of the Borrower, (v) shall reflect the customary agency and operational requirements of the Bridge Administrative Agent and applicable legal and accounting updates and (vi) shall be in a form such that they do not impair the availability of the Bridge Facility on the Closing Date if the conditions to financing in paragraph 5 of the Commitment Letter are met (collectively, the “Bridge Documentation Standard”).

Conditions Precedent:
Any conditions to the availability of the initial borrowing and other extensions of credit under the Bridge Facility on the Closing Date will be limited to those conditions specified in paragraph 5 of the Commitment Letter.

Affirmative Covenants:
In accordance with the Bridge Documentation Standard, affirmative covenants that are consistent with the Existing Credit Agreement. In addition, the Borrower will be required to comply with the Fee Letter and to use its commercially reasonable efforts in accordance with the Fee Letter to refinance the Bridge Facility with the proceeds of the Permanent Securities as promptly as practicable following the Closing Date, including by taking the actions specified in paragraph (vii) of Annex III.

Negative Covenants:	In accordance with the Bridge Documentation Standard, negative covenants that are customary for “Rule 144A for life” high yield secured debt securities of issuers of similar size and credit quality;

Annex II-A-4

provided that prior to the Rollover Date, the limitation on restricted payments and the limitation on debt will be more restrictive than customary high yield covenants and the Existing Credit Agreement, to the extent permitted by the Existing Credit Agreement.
Representations and
Warranties, Events of
Default, Waivers and

Consents:	Based on those contained in the Existing Credit Agreement with customary modifications, including with respect to the Clean-Up Period.
Assignments and

Participations:
Each Bridge Lender will be permitted to make assignments in minimum amounts to be agreed to other entities approved by the Bridge Administrative Agent, which approval shall not be unreasonably withheld or delayed; provided, however, that (i) no such approval shall be required in connection with assignments to other Bridge Lenders or any of their affiliates, and (ii) prior to the Rollover Date and so long as no Demand Failure Event (as defined in the Fee Letter) has occurred and no payment or bankruptcy event of default shall be continuing, the consent of the Borrower shall be required with respect to any assignment if, subsequent thereto, the Initial Bridge Lenders would hold less than 51% of the outstanding aggregate principal amount of the loans under the Bridge Facility. Each Bridge Lender will also have the right, without any consent, to assign as security all or part of its rights under the Credit Documentation to any Federal Reserve Bank. Bridge Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Bridge Administrative Agent in its sole discretion.

Governing Law:	New York.
Indemnification and

Expenses:	Same as the Existing Credit Agreement.
Counsel to Bridge Lead

Arrangers:	Cahill Gordon & Reindel LLP.

ANNEX II-B
SUMMARY OF TERMS AND CONDITIONS
SENIOR ROLLOVER LOANS
Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-B is attached.

Borrower:	Same as the Borrower of the Bridge Loans.

Guarantors:	Same as the Bridge Loans.

Rollover Loans:
Rollover Loans in an initial principal amount equal to 100% of the outstanding principal amount of the Bridge Loans on the Rollover Date. Subject to the conditions precedent set forth below, the Rollover Loans will be available to the Borrower to refinance the Bridge Loans on the Rollover Date. The Rollover Loans will be governed by the Credit Documentation for the Bridge Loans and, except as set forth below, shall have the same terms as the Bridge Loans.

Ranking:	Same as the Bridge Loans.

Security:	Same as the Bridge Loans.

Interest Rate:	Interest shall be payable quarterly in arrears at a rate per annum equal to the Total Cap.
Immediately upon the occurrence of any principal payment or bankruptcy event of default or upon the request of the required lenders during the continuance of any other event of default, interest will accrue on the overdue principal of the Rollover Loans and on any other overdue amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Rollover Loans, and will be payable on demand.
All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Maturity:	Six (6) years after the Closing Date (the “Rollover Maturity Date”).

Amortization:	None.

Optional Prepayments:
For so long as the Rollover Loans have not been exchanged for Exchange Notes of the Borrower as provided in Annex II-C, they may be prepaid at the option of the Borrower, in whole or in part, at any time, together with accrued and unpaid interest to the prepayment date (but without premium or penalty).

Conditions Precedent to

Rollover:	The ability of the Borrower to convert any Bridge Loans into Rollover Loans is subject to the following conditions being satisfied:

(i)	at the time of any such refinancing, there shall exist no payment or bankruptcy event of default;

(ii)	all fees due to the Bridge Lead Arrangers and the Initial Bridge Lenders shall have been paid in full; and

(iii)	no order, decree, injunction or judgment enjoining any such refinancing shall be in effect.

Covenants/Other Terms:
From and after the Rollover Date, the covenants, mandatory offers to purchase (in lieu of mandatory prepayments) and defaults which would be applicable to the Exchange Notes, if issued, will also be applicable to the Rollover Loans in lieu of the corresponding provisions of the Bridge Loans (except that any offer to repurchase upon the occurrence of a change of control will be made at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase).

Assignments and

Participations:	Same as the Bridge Loans.

Governing Law:	New York.
Indemnification and

Expenses:	Same as the Bridge Loans.

ANNEX II-C
SUMMARY OF TERMS AND CONDITIONS
SENIOR EXCHANGE NOTES
Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-C is attached.

Issuer:	Same as the Borrower of the Bridge Loans.

Guarantors:	Same as the Bridge Loans.

Exchange Notes:
The Borrower will issue the Exchange Notes under an indenture (the “Indenture”) which will include provisions customary for an indenture governing publicly traded high yield debt securities, but shall contain only those payments, mandatory offers to purchase, covenants and events of default expressly set forth (or referred to) in this Annex II-C and shall be consistent with the Bridge Documentation Standard (for the avoidance of doubt, for the purposes of this Annex II-C, as applicable to high yield debt securities rather than a bridge facility). The Borrower will appoint a trustee reasonably acceptable to the Bridge Administrative Agent. Except as expressly set forth above, the Exchange Notes shall have the same terms as the Rollover Loans.

Ranking:	Same as the Bridge Loans.

Security:	Same as the Bridge Loans.

Interest Rate:	Interest shall be payable semi-annually in arrears at a per annum rate equal to the Total Cap.
The Borrower will pay interest on overdue principal and premium, if any, at the then applicable interest rate on the Exchange Notes to the extent lawful. In addition, the Borrower shall pay interest on overdue installments of interest (without regard to any applicable grace periods), at the then applicable interest rate on the Exchange Notes to the extent lawful.

Maturity:	Same as the Rollover Loans.

Amortization:	None.

Optional Redemption:
Until the second anniversary of the Closing Date, the Exchange Notes will be redeemable at a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points. Thereafter, the Exchange Notes will be redeemable at the option of the Issuer at a premium equal to 50% of the coupon on the Exchange Notes, declining ratably to par on the date which is two years prior to the Rollover Maturity Date.

In addition, Exchange Notes will be redeemable at the option of the Issuer prior to the second anniversary of the Closing Date with the net cash proceeds of qualified equity offerings of the Issuer at a premium equal to the coupon on the Exchange Notes; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Exchange Notes originally issued shall remain outstanding.
Mandatory

Offer to Purchase:
The Issuer will be required to offer to purchase the Exchange Notes upon a Change of Control (to be defined in the Indenture in a manner consistent with the Existing Credit Agreement) at 101% of the principal amount thereof plus accrued interest to the date of purchase (or 100% in the case of Exchange Notes held by a Commitment Party or its affiliates, with customary exceptions with respect to asset management affiliates or bona fide open market purchases). In addition, the Exchange Notes will be subject to a customary offer to purchase upon dispositions by the Borrower or any of its subsidiaries.

Right to Transfer

Exchange Notes:
Each holder of Exchange Notes shall have the right to transfer its Exchange Notes in whole or in part, at any time to an Eligible Holder (as defined below); provided that if the Issuer or any of its affiliates holds Exchange Notes, such Exchange Notes shall be disregarded in any voting. “Eligible Holder” will mean (a) an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (c) a person acquiring the Exchange Notes pursuant to an offer and sale occurring outside of the United States within the meaning of Regulation S under the Securities Act or (d) a person acquiring the Exchange Notes in a transaction that is, in the opinion of counsel reasonably acceptable to the Issuer, exempt from the registration requirements of the Securities Act; provided that in each case such Eligible Holder represents that it is acquiring the Exchange Notes for its own account and that it is not acquiring such Exchange Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof.

Covenants:
Such covenants as are customary for offerings of high yield senior secured debt securities (including incurrence-based negative covenants) which shall be not less favorable than those in the Senior Credit Facilities or Bridge Documentation Standard (for the avoidance of doubt, the limitation on restricted payments and the limitation on debt being more restrictive than customary high yield covenants and the Senior Credit Facilities under the Bridge Facility shall not be applicable).

Registration Rights:	None.

Governing Law:	New York.
Indemnification and

Expenses:	Same as the Bridge Loans.

ANNEX III
CONDITIONS PRECEDENT TO CLOSING
Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III is attached.
The initial extensions of credit under the Facilities will, subject to the Funds Certain Provisions, be subject to satisfaction or waiver (or the substantially concurrent satisfaction, as applicable) of the following conditions precedent (as well as those set forth in paragraph 5 of the Commitment Letter):
(i)    The Acquisition (including the Equity Issuance) shall have been, or shall substantially concurrently with the funding of the Facilities be, consummated in all material respects in accordance with the terms of the Acquisition Agreement and shall not have been altered, amended or otherwise changed or supplemented or any provision waived or consented to (including any change in the purchase price) in any manner that is materially adverse to the interests of the Lenders or the Lead Arrangers (in their respective capacities as such) without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of the Initial Lenders (it being understood that (x) any reduction of the purchase price in respect of the Acquisition will not be materially adverse to the Lenders and the Lead Arrangers, so long as such reduction shall be applied first to reduce the amount of commitments in respect of the Bridge Facility (or any Permanent Securities issued in lieu of the Bridge Facility) and, after commitments in respect of the Bridge Facility have been reduced to zero, to reduce the amount of the commitments in respect of Acquisition Term Loans, and (y) any increase in the purchase price in respect of the Acquisition will not be deemed to be materially adverse to the interests of the Lenders or the Lead Arrangers (in their respective capacities as such) to the extent that proceeds from the issuance of common stock (or other equity on terms reasonably acceptable to the Commitment Parties) or cash on hand (other than as a result of borrowings under the Borrower’s revolving credit facility under the Existing Credit Agreement) is used to fund any such increase). The Acquisition Agreement Representations shall be true and correct in all material respects, but only to the extent the failure of any Acquisition Agreement Representation to be true and correct in all material respects gives you the right to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, and the Specified Representations shall be true and correct in all material respects.
(ii)    Since the date of the Acquisition Agreement, there shall not have been any Material Adverse Effect (as defined in the Acquisition Agreement as in effect on January 24, 2020) and no event, change, development, state of facts or effect shall have occurred that would reasonably be expected to have a Material Adverse Effect.
(iii)    The Lenders shall have received certification as to the solvency of the Company and its subsidiaries on a consolidated basis (after giving effect to the Transaction and the incurrence of indebtedness related thereto) from the chief financial officer of the Company, substantially in the form of the solvency certificate attached as Exhibit N to the Existing Credit Agreement.
(iv)    The Lenders shall have received (a) customary opinions of counsel to the Borrowers and the Guarantors and customary corporate resolutions, certificates, borrowing notices and (b) subject to the Funds Certain Provisions, substantially concurrent with the consummation of the Acquisition, the Company shall have complied with any applicable requirements of Section 6.13 of the Existing Credit Agreement as of the Closing Date with respect to any entities organized in the United States (it being understood that the Company shall comply with Section 6.13 of the Existing Credit Agreement with respect to entities organized in other jurisdictions within the time periods set forth in Section 6.13 of the Existing Credit Agreement).
(v)    The Lead Arrangers shall have received:
(1)(A) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of (x) the Company for the three most recently completed fiscal years of the Company ended at least 60 days before the Closing Date and (y) each of the Everest Target and the Olympus Target for such number of the most recently completed fiscal years ended at least 75 days before the Closing Date required by Item 9.01 of Form 8-K and Rule 3-05 of Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2.01 of Form 8-K, in each case, accompanied by an unqualified report thereon by their respective independent registered public accountants; (B) the unaudited consolidated balance sheets and related statements of operations and cash flows of each of the Company, the Everest Target and the Olympus Target for each fiscal quarter (other than the last fiscal quarter of a fiscal year) of the Company, the Everest Target and the Olympus Target ended after December 31, 2019 and at least 45 days before the Closing Date (including the comparable prior year period), in each case, reviewed under Statement on Auditing Standards No. 100 by their respective independent registered public accountants; provided, that in the case of the financial statements to be delivered pursuant to subclauses (A) and (B), (i) in the case of the financial statements of the Olympus Target, such financial statements need not include a reconciliation to generally accepted accounting principles in the United States (“GAAP”) unless it is determined that collectively, the Everest Target and the Olympus Target would be a “significant subsidiary” of the Company pursuant to Rule 1-02(w) of Regulation S-X at a level of significance of 30% or higher, as determined in accordance with Rule 3-05 of Regulation S-X and (ii) in the case of the financial statements of the Everest Target, such financial statements shall include a reconciliation to GAAP unless the Company is able to obtain a “no action letter” from the SEC permitting the exclusion of such reconciliation; and (C) a pro forma balance sheet and related statement of operations of the Company and its subsidiaries (including the Acquired Business) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to clauses (A) or (B) above, as applicable, as well as for the most recently completed fiscal year and interim period for which financial statements are required to be delivered pursuant to clauses (A) or (B) above, as applicable, in each case after giving effect to the Transaction (all of which financial statements shall, (i) in the case of the Company, be prepared in accordance with GAAP and Regulation S-X of the Securities Act of 1933, as amended (“Regulation S-X”) (provided that such pro forma financial statements referenced in clause (C) above shall, in all cases, include reconciliations to GAAP for the financial statements of each of the Olympus Target and the Everest Target sufficient to prepare such pro forma financial statements but need not include adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) and (ii) in the case of the Everest Target and the Olympus Target, be prepared in accordance with IFRS EU (in the case of the Olympus Target and its Subsidiaries) or IFRS IASB (in the case of the Everest Target and its Subsidiaries), as applicable (with reconciliations to GAAP to the extent required above), but which need not be prepared in compliance with Regulation S-X (the financial statements described in clauses (A), (B) and (C), the “Required Bond Financial Statements”); provided, that the filing with the SEC of an annual or quarterly report on Form 10-K or Form 10-Q by the Company containing such required financial statements and audit reports will satisfy the foregoing requirements in clauses (A) and (B) above); provided, further that the Lead Arrangers acknowledge receipt of all financial information required to be delivered for the Company for all fiscal years and fiscal quarters of the Company ended on or prior to March 31, 2020; and
(2)(A) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of (x) the Company for the three most recently completed fiscal years of the Company ended at least 60 days before the Closing Date and (y) each of the Everest Target and the Olympus Target for such number of the most recently completed fiscal years ended at least 75 days before the Closing Date required by Item 9.01 of Form 8-K and Rule 3-05 of Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2.01 of Form 8-K, in each case, accompanied by an unqualified report thereon by their respective independent registered public accountants; (B) the unaudited consolidated balance sheets and related statements of operations and cash flows of each of the Company, the Everest Target and the Olympus Target for each fiscal quarter (other than the last fiscal quarter of a fiscal year) of the Company, the Everest Target and the Olympus Target ended after December 31, 2019 and at least 45 days before the Closing Date (including the comparable prior year period); provided, that in the case of the financial statements to be delivered pursuant to subclauses (A) and (B), (i) in the case of the financial statements of the Olympus Target, such financial statements need not include a reconciliation to GAAP unless it is determined that collectively, the Everest Target and the Olympus Target would be a “significant subsidiary” of the Company pursuant to Rule 1-02(w) of Regulation S-X at a level of significance of 30% or higher, as determined in accordance with Rule 3-05 of Regulation S-X and (ii) in the case of the financial statements of the Everest Target, such financial statements shall include a reconciliation to GAAP unless the Company is able to obtain a “no action letter” from the SEC permitting the exclusion of such reconciliation; and (C) a pro forma balance sheet and related statement of operations of the Company and its subsidiaries (including the Acquired Business) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to clauses (A) or (B) above, as applicable, in each case after giving effect to the Transaction (all of which financial statements shall, (i) in the case of the Company, be prepared in accordance with GAAP (provided that such pro forma financial statements referenced in clause (C) above shall, in all cases, include reconciliations to GAAP for the financial statements of each of the Olympus Target and the Everest Target sufficient to prepare such pro forma financial statements but need not include adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) and (ii) in the case of the Everest Target and the Olympus Target, be prepared in accordance with IFRS EU (in the case of the Olympus Target and its Subsidiaries) or IFRS IASB (in the case of the Everest Target and its Subsidiaries), as applicable (with reconciliations to GAAP to the extent required above), but which need not be prepared in compliance with Regulation S-X (the financial statements described in clauses (A), (B) and (C), the “Required Bank Financial Statements”); provided, that the filing with the SEC of an annual or quarterly report on Form 10-K or Form 10-Q by the Company containing such required financial statements and audit reports will satisfy the foregoing requirements in clauses (A) and (B) above); provided, further that the Lead Arrangers acknowledge receipt of all financial information required to be delivered for the Company for all fiscal years and fiscal quarters of the Company ended on or prior to March 31, 2020;
(vi)    [Reserved].
(vii)    With respect to the Bridge Facility, (a) one or more investment banks reasonably satisfactory to the Bridge Lead Arrangers (collectively, the “Investment Bank”) shall have been engaged to privately place the Notes (the Commitment Parties acknowledge that the condition set forth in this clause (a) has been satisfied), (b) the Investment Bank shall have received (i) a customary offering memorandum or private placement memorandum (an “Offering Memorandum”) (which for the avoidance of doubt, shall not include information customarily provided by the Investment Bank or its counsel, the description of the Notes and any other parts thereof for which the Investment Bank’s or its advisors’ cooperation or approval would be required for the Offering Memorandum to be complete), suitable for use in a customary “road show” relating to the Notes, which Offering Memorandum shall contain financial statements, pro formas, business and other financial data of the type customarily included in a private placement of non-convertible secured debt securities without registration rights pursuant to Rule 144A promulgated under the Securities Act (it being understood that the only historic and pro forma financial statements required to be delivered with respect to this clause (vii) are the Required Bond Financial Statements), but which, for the avoidance of doubt, shall not include (x) financial information (or audit reports covering financial information) that would be required to be included to permit a registration statement on Form S-1 registering an offering of the Notes to be declared effective pursuant to Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X; (y) information regarding executive compensation under Item 402 of Regulation S-K or related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A or (z) other information not customarily provided in an offering memorandum for a Rule 144A offering without registration rights), and (ii) drafts of customary “comfort” letters (including “negative assurance” comfort) that independent accountants of the Company, the Everest Target and the Olympus Target would be prepared to deliver upon completion of customary procedures in connection with the offering of the Notes (the “Required Bond Information”); provided that if at any time you shall in good faith believe that you have provided the Required Bond Information, you may deliver to the Bridge Lead Arrangers written notice to that effect (stating when you believe you completed any such delivery), in which case you shall be deemed to have delivered the Required Bond Information on the date specified in such notice and the Bond Marketing Period shall be deemed to have commenced on the date specified in such notice, in each case unless the Bridge Lead Arrangers in good faith reasonably believe that you have not completed such delivery and, within two business days after their receipt of such notice from you, the Bridge Lead Arrangers deliver a written notice to you to that effect (stating with specificity which information you have not delivered for purposes of compliance with this condition only) (provided that it is understood that the delivery of such written notice from the Bridge Lead Arrangers to you will not prejudice your right to assert that the Required Bond Information has in fact been delivered), and (c) the Investment Bank shall have been afforded a period of at least 15 consecutive business days following the satisfaction of the condition set forth in clause (b) above to seek to offer and sell or privately place the Notes with qualified purchasers thereof (the “Bond Marketing Period”); provided that if the Bond Marketing Period would not be completed on or prior to August 21, 2020, then the Bond Marketing Period shall commence no earlier than September 8, 2020.
(viii)    All fees due to the Administrative Agents, the Lead Arrangers and the Lenders on the Closing Date pursuant to the Fee Letter and the Amendment Agreement shall have been, or shall substantially concurrently with the initial funding of the Facilities be, paid, and all expenses to be paid or reimbursed to the Administrative Agents and the Lead Arranger that have been invoiced a reasonable period of time prior to the Closing Date shall have been, or shall substantially concurrent with the initial funding of the Facilities be, paid.
(ix)    The Borrowers and each of the Guarantors shall have provided (i) the documentation and other information to the Administrative Agents that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, at least 3 business days prior to the Closing Date to the extent such information has been requested at least 10 days prior to the Closing Date and (ii) a certification regarding beneficial ownership of the Borrowers required by the Beneficial Ownership Regulations at least 5 days prior to the Closing Date to any Lender who requests such certification at least 10 days prior to the Closing Date.
(x)    With respect to the Senior Credit Facilities, all of the applicable requirements under (i) Section 2.17 of the Existing Credit Agreement (as in effect on the Closing Date) with respect to the incurrence of the Acquisition Term Loans and (ii) if, and only if, the Financial Covenant Amendment Trigger shall not have occurred, Section 2.18 of the Existing Credit Agreement (as in effect on the Closing Date) with respect to the Revolving Credit Facility and the TLA Backstop Term Loans, in each case, shall have been complied with or waived, except to the extent that any such requirements have been satisfied on an earlier date by the making of an LCT Election (as defined in the Existing Credit Agreement) (it being understood and agreed that the Company has made an LCT Election concurrently with the execution and delivery of the Original Commitment Letter). For the avoidance of doubt, from and after the LCT Test Date (as defined in the Existing Credit Agreement), the absence of any Default or Event of Default (other than a payment or bankruptcy Event of Default) or the making of any representations or warranties (other than the Specified Representations) shall not constitute a condition precedent to the initial extensions of credit under the Facilities.
(xi)    The Closing Date shall not occur prior to April 1, 2020.

ANNEX IV
FORM OF INTERCREDITOR AGREEMENT

[FORM OF]
FIRST LIEN INTERCREDITOR AGREEMENT
among
WEX INC.,

THE OTHER GRANTORS PARTY HERETO,
BANK OF AMERICA, N.A.,
as First Lien Collateral Agent for the Credit Agreement Secured Parties,
[INSERT NAME],
as the Initial Additional Agent,

and
EACH ADDITIONAL AGENT FROM TIME TO TIME PARTY HERETO

dated as of [ ], 20[ ]

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among WEX INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, BANK OF AMERICA, N.A., as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”), [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Agent (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:
ARTICLE I

Definitions
SECTION 1.01     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.
“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that the Credit Agreement shall not constitute an Additional First Lien Debt Facility at any time.
“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First Lien Documents, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.
“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals of extensions of the foregoing.
“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional First Lien Documents.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified or supplemented, from time to time.
“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Borrower or any of its Subsidiaries, or similar law affecting creditors’ rights generally.
“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Collateral” means all assets and properties of the Grantors subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.
“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the First Lien Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations, the Initial Additional Agent, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.
“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the First Lien Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.
“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.
“Credit Agreement” means that certain Credit Agreement dated as of July 1, 2016, as amended, restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time, among the Borrower, the Designated Borrowers (as defined therein), the Specified Designated Borrower (as defined therein), the lenders party thereto, the L/C Issuers party thereto and Bank of America, N.A., as administrative agent and as collateral agent.
“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement and, to the extent provided for in Article XII of the Security Agreement, the 2023 Senior Notes Obligations (as defined in the Security Agreement).
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement and, to the extent provided in Article XII of the Security Agreement, the 2023 Senior Notes Holders (as defined in the Security Agreement).
“DIP Financing” has the meaning assigned to such term in Section 2.05(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral in accordance with the terms of the applicable Secured Credit Document(s). The term “Discharged” shall have a corresponding meaning.
“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under the Secured Credit Document so Refinanced) or by the Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.
“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.
“First Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.
“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each Series of Additional First Lien Obligations.
“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Initial Additional First Lien Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.
“First Lien Security Documents” means the Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations.
“Grantors” means the Borrower and each other Domestic Subsidiary of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any Domestic Subsidiary which becomes a party to this Agreement as contemplated by Section 5.16). The Grantors existing on the date hereof are set forth in Annex I hereto.
“Impairment” has the meaning assigned to such term in Section 1.03.
“Initial Additional Agent” has the meaning assigned to such term in the preamble hereto.
“Initial Additional First Lien Documents” means that certain [[Indenture] dated as of [  ], 20[  ], among [the Borrower], [the Guarantors identified therein,] [     ], as [trustee], and [     ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligations.
“Initial Additional First Lien Obligations” the “[Obligations]” as defined in the Initial Additional First Lien Documents.
“Initial Additional First Lien Secured Parties” means the “[Secured Parties]” as defined in the Initial Additional First Lien Documents.
“Insolvency or Liquidation Proceeding” means:
(1)    any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other case or proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).
“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.
“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent (other than the First Lien Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral, but solely to the extent that such Series of First Lien Obligations has a larger aggregate principal amount than the Series of Credit Agreement Obligations then outstanding.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.
“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Event of Default is continuing and (ii) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
“Officer’s Certificate” has the meaning assigned to such term in Section 5.13.
“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of a Collateral Agent under the terms of the First Lien Security Documents.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document and (iii) each Additional First Lien Document.
“Security Agreement” means the “U.S. Security Agreement” as defined in the Credit Agreement.
“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.
“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.
“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.
“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.
“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
SECTION 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
SECTION 1.03     Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.
ARTICLE II

Priorities and Agreements with Respect to Shared Collateral
SECTION 2.01     Priority of Claims.
(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower (including any adequate protection payments) or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party, proceeds of any such distribution and any such payment (all such payments, distributions, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after the Discharge of all First Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not for the purposes of the Credit Agreement or any Additional First Lien Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).
(b)    It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.
(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03 and the penultimate sentence of Section 2.01(a)), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.
(d)    Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.03(g) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.
SECTION 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
(a)    With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.
(b)    Each Collateral Agent and the First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.
(c)    Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, the allowability of any claims asserted with respect thereto or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.
SECTION 2.03     No Interference; Payment Over.
(a)    Each First Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the allowability of any claims asserted with respect thereto, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent; (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement; (iv) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.
(b)    Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.
SECTION 2.04     Automatic Release of Liens; Amendments to First Lien Security Documents.
(a)    If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.
(b)    Each First Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any First Lien Security Document that does not violate this Agreement.
(c)    Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.
SECTION 2.05.     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against the Borrower or any of its Subsidiaries.
(b)    If the Borrower and/or any other Grantor shall become subject to an Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent or any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.
SECTION 2.06.     Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer, under the Bankruptcy Code, any Bankruptcy Law or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.
SECTION 2.07.     Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
SECTION 2.08.     Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09.     Possessory Collateral Agent as Gratuitous Bailee for Perfection.
(a)    The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Controlling Collateral Agent (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the Controlling Collateral Agent to allow the Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
(b)    The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.
ARTICLE III

Existence and Amounts of Liens and Obligations
SECTION 3.01.     Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.
ARTICLE IV

The Controlling Collateral Agent
SECTION 4.01.     Appointment and Authority.
(a)    Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Senior Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article IX of the Credit Agreement and the equivalent provision of any Initial Additional First Lien Document and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.
(b)    Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.
SECTION 4.02.     Rights as a First Lien Secured Party.
(a)    The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Initial Additional First Lien Secured Party,” “Initial Additional First Lien Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.
SECTION 4.03.     Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;
(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;
(iv)    shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default and referencing applicable agreement is given to the Controlling Collateral Agent;
(v)    shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and
(vi)    need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
SECTION 4.04. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous
SECTION 5.01.     Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
If to the Borrower or any Grantor, to it at:
WEX INC.
97 Darling Avenue
South Portland, ME 04106
Attention: Roberto Simon, Chief Financial Officer
Facsimile No.:
Telephone:
Email:

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, DC 20006
Attention: Justin Ochs
Telephone:
Email:

1.    if to the First Lien Collateral Agent, to it at:
Bank of America, N.A.,
as First Lien Collateral Agent
[                ]
Attention: [            ]
Facsimile No.: [        ]
Telephone: [        ]
E-mail: [            ]

(c)    if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
SECTION 5.02.     Waivers; Amendment; Joinder Agreements.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).
(c)    Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.
(d)    Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, any Initial Additional First Lien Documents and any Additional First Lien Documents.
SECTION 5.03.     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
SECTION 5.04.     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 5.05.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any Secured Credit Document shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
SECTION 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07.     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Additional Agent represents and warrants that this Agreement is binding upon the Initial Additional First Lien Secured Parties.
SECTION 5.08.     Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, sitting in New York County, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;
(d)    agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
SECTION 5.09.     GOVERNING LAW; WAIVER OF JURY TRIAL.
(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 5.10.     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.11.     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.
SECTION 5.12.     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and neither the Borrower nor any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 5.13.     Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the then extant Credit Agreement, the Initial Additional First Lien Documents and the Additional First Lien Documents, the Borrower may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
In order for a Senior Class Debt Representative to become a party to this Agreement,
(i)    such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;
(ii)    the Borrower shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;
(iii)    the Borrower shall have delivered to the Controlling Collateral Agent a certificate of an appropriate officer (“Officer’s Certificate”) stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and
(iv)    the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.
SECTION 5.14     Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.
SECTION 5.15     Information Concerning Financial Condition of the Borrower and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
SECTION 5.16.     Additional Grantors. The Borrower agrees that, if any Subsidiary of the Borrower shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III hereto. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
SECTION 5.17.     Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Credit Agreement, Initial Additional First Lien Documents or Additional First Lien Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
SECTION 5.18.     First Lien Collateral Agent and Initial Additional Agent. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article IX of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Controlling Collateral Agent hereunder and (b) the Initial Additional Agent is entering in this Agreement in its capacity as Collateral Agent under the Initial Additional First Lien Documents and the provisions of the Initial Additional First Lien Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to the Initial Additional Agent hereunder.
For the avoidance of doubt, the parties hereto acknowledge that in no event shall the First Lien Collateral Agent or Initial Additional Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BANK OF AMERICA, N.A.,
as First Lien Collateral Agent and Controlling Collateral Agent
By:    _______________________________________
    Name:
    Title:
[ ]
as Initial Additional Agent
By:    _______________________________________
    Name:
    Title
WEX INC.
By:    _______________________________________
    Name:
    Title:

[THE GRANTORS LISTED ON ANNEX I HERETO],
By:    _______________________________________
    Name:
    Title:

ANNEX I

Grantors

FLEETONE HOLDINGS, LLC
TRANSPLATINUM SERVICE, LLC
FLEETONE, L.L.C.
WRIGHT EXPRESS HOLDINGS 2, LLC
WRIGHT EXPRESS HOLDINGS 3, LLC
WEX HEALTH, INC.
ELECTRONIC FUNDS SOURCE LLC
EFS PAYMENTS LLC
OTR TOPCO LLC
OTR HOLDINGS LLC
TRUCKERS B2B, LLC
OTR BLOCKER LLC
TCH CANADA INC.
WRIGHT EXPRESS FUELING SOLUTIONS, INC.
WEX PAYMENTS INC.
PO HOLDING LLC
DISCOVERY BENEFITS, LLC
WEX FLEET US LLC

ANNEX II

[FORM OF] JOINDER NO. [ ] dated as of [     ], 20[ ] (this “Joinder”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “First Lien Intercreditor Agreement”), among WEX INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) party thereto, BANK OF AMERICA, N.A., as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”) and [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower or any Subsidiary of the Borrower to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.
Accordingly, the Controlling Collateral Agent and the New Collateral Agent agree as follows:
SECTION 1.    In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.
SECTION 3.    This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.
SECTION 4.    Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.
SECTION 8.    The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.
IN WITNESS WHEREOF, the New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of
[                                  ],
By:    _______________________________________
    Name:
    Title:
Address for notices:

    _______________________________________

    _______________________________________
attention of: _____________________________
Telecopy: _______________________________
Acknowledged by:

[___________________],
as Controlling Collateral Agent

By:    ________________________________
    Name:
    Title:

WEX INC.
By:    _____________________________

    Name:

    Title:

[THE GRANTORS
LISTED ON SCHEDULE I HERETO]

By:    ________________________________
    Name:
    Title:

Schedule I to the
Joinder to the
First Lien Intercreditor Agreement
Grantors
[    ]

ANNEX III

[FORM OF] SUPPLEMENT NO. [ ] dated as of [ ], 20[ ] (this “Supplement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “First Lien Intercreditor Agreement”), among WEX INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) party thereto, BANK OF AMERICA, N.A., as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”) and [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party thereto.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement. Section 5.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Initial Additional First Lien Documents and Additional First Lien Documents.
Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:
SECTION 1.    In accordance with Section 5.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
SECTION 3.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.
SECTION 8.    The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.
IN WITNESS WHEREOF, the New Grantor, and the Controlling Collateral Agent have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW GRANTOR],
By:    ________________________________________
    Name:
    Title:

Acknowledged by:

[_________________], as Controlling Collateral Agent,

By:    ________________________________
    Name:
    Title:

Annex II-A-5